Exhibit 107

Calculation of Filing Fee Table
Table 1 - Transaction Valuation

	Transaction valuation		Fee Rate	Amount of Filing Fee
Fees to Be Paid	$305,486,685	(1)	0.0001102	$33,664.63	(2)
Fees Previously Paid	$—			$33,664.63	(3)
Total Transaction Valuation	$305,486,685
Total Fees Due for Filing				$—
Total Fees Previously Paid				$33,664.63
Total Fee Offsets				$33,664.63
Net Fee Due				$—

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-T	005-90546	October 28, 2022		$33,664.63
Fee Offset Sources	Taylor Maritime Investments Limited (“TMI”)	SC TO-T	005-90546		October 28, 2022		$0(3)

(1)	FROM SCHEDULE TO
(2)
The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory for Fiscal Year 2023, was calculated by multiplying $305,486,685 by 0.0001102.

(3)	TMI previously paid $33,664.63 upon the filing of its Schedule TO on October 28, 2022 in connection with the transaction reported hereby.